SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): November 12, 2003

SUMMIT PROPERTIES INC.
(Exact name of Registrant as specified in charter)

Maryland	1-12792	56-1857807

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

309 E. Morehead Street, Suite 200, Charlotte, North Carolina 28202 (Address of principal executive offices) (Zip code)

(704) 334-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7. Exhibits.

(c)    Exhibits . The following exhibit is being furnished herewith:

Exhibit
Number    Title

99.1    Press release of Summit Properties Inc. issued on November 12, 2003

Item 12. – Results of Operations and Financial Condition.

On November 12, 2003 Summit Properties Inc. issued a press release which corrected and replaced its press release transmitted on November 10, 2003. The November 10, 2003 press release incorrectly stated net loss per share for the three months ended September 30, 2003 as $0.06 per share, rather than $0.07 per share, as calculated on the related attachments to such release. In addition, there was a typographical error in the attachments relating to net income (loss) per share for the three months ended September 30, 2003. This amount omitted brackets and, thus, appears to be net income per share of $0.07, rather than a net loss per share of $0.07. A copy of Summit Properties Inc.’s corrected press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K/A and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT PROPERTIES INC.

Date: November 12, 2003         By: /s/ Gregg D. Adzema
Gregg D. Adzema
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number    Title

99.1    Press release of Summit Properties Inc. issued on November 12, 2003